                                                                  Exhibit 10.53

                                                       ATTACHMENT I
                                                       to Amendment and Consent
                                                       to First Credit Agreement

                                   FIRST AMENDMENT
                  TO FIRST AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

          FIRST AMENDMENT TO AIRCRAFT MORTGAGE AND SECURITY AGREEMENT (this "Amendment"), dated as of November 12, 1998, by and between NORTHWEST AIRLINES, INC., a Minnesota corporation (together with its successors and permitted assigns, the "Company") and BANKERS TRUST COMPANY, as Collateral Agent (the "Collateral Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Aircraft Mortgage and Security Agreement referred to below.

                               W I T N E S S E T H :

          WHEREAS, Northwest Airlines Corporation, a Delaware corporation, NWA Inc., a Delaware corporation, the Company, the Banks (as defined in the First Credit Agreement), ABN Amro Bank N.V., as Compliance Agent, Bankers Trust Company, as Administrative Agent, Chase Securities Inc., as Syndication Agent, Citibank N.A., as Documentation Agent, and National Westminster Bank Plc and U.S. Bank National Association, as Agents are parties to a Credit Agreement dated as of December 15, 1995, as amended and restated as of October 16, 1996, as further amended and restated as of December 29, 1997, as further amended as of January 23, 1998 and as further amended on May 12, 1998 (as amended, modified and/or supplemented through the date hereof, the "First Credit Agreement");

          WHEREAS, the Company and the Collateral Agent, for the benefit of the Banks and the Administrative Agent under, and any other lender from time to time party to, the First Credit Agreement, are parties to an Aircraft Mortgage and Security Agreement dated as of May 12, 1998 (as amended, modified and/or supplemented through the date hereof, the "First Aircraft Mortgage Agreement");

          WHEREAS, the parties hereto wish to amend certain provisions of the First Aircraft Mortgage Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

          1. Section 3.4 of the First Aircraft Mortgage Agreement is hereby amended by inserting the following new Section 3.4(f) immediately after Section 3.4(e) appearing therein:

               "(f) SUBSTITUTION OF AIRCRAFT.

               (I) The Company shall have the right at its option at any time, on at least five (5) Business Days' prior written notice to the Collateral Agent, to substitute for one or more Aircraft one or more Replacement Aircraft so long as on the date of such replacement no Event of Default shall have occurred and be continuing, such Replacement

     Aircraft are free and clear of all Liens except Permitted Liens and the aggregate appraised value (as determined by an appraisal, dated not more than ten Business Days prior to the date of such substitution, by an independent appraisal firm satisfactory, at the time of such appraisal, to the Collateral Agent setting forth the fair market value, as determined in accordance with the definition of "fair market value" promulgated by the International Society of Transport Aircraft Trading, as of the date of such appraisal, of the Replacement Aircraft) of the Replacement Aircraft shall be not less than the aggregate Appraised Value of the Aircraft for which the Replacement Aircraft are being substituted (as determined in accordance with the most recent Appraisal of such Aircraft).

               (II) Upon the Company having provided Replacement Aircraft as provided for in Section 3.4(f)(I) above, the Lien of this Mortgage shall continue with respect to such Replacement Aircraft as though no substitution had occurred; the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of this Mortgage the replaced Aircraft upon the occurrence of the substitution by executing and delivering to the Company such documents and instruments, prepared at the Company's expense, as the Company may reasonably request to evidence such release.

               (III)     CONDITIONS TO AIRCRAFT SUBSTITUTION:

               (i) The Company's right to make a substitution under Section 3.4(f)(I) hereof shall be subject to the fulfillment, at the Company's sole cost and expense and in addition to the conditions contained in such Section 3.4(f)(I), of the following conditions precedent:

                    (A) a Mortgage Supplement covering the Replacement Aircraft (filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the relevant Aircraft may then be registered as permitted hereby);

                    (B) an appraisal for the Replacement Aircraft satisfying the requirements of Section 3.4(f)(I);

                    (C) such Uniform Commercial Code financing statements covering the Lien created by this Mortgage as deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Aircraft; and

               (ii) The Collateral Agent shall have received from the Company such documents and evidence with respect to the Company as the Collateral Agent may reasonably request in order to establish the consummation of the transactions contemplated by this Section 3.4(f), evidence of taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this Section 3.4(f), in each case in form and substance reasonably satisfactory to the Collateral Agent;

               (iii) The Company shall cause the Replacement Aircraft to be subject to the Lien of this Mortgage, free and clear of Liens (other than Permitted Liens);

               (iv) The Replacement Aircraft shall have been duly certified by the FAA or the relevant body or agency of the jurisdiction then applicable to the registration of the Aircraft to be replaced as to type and airworthiness in accordance with the terms of this Mortgage, and the registration of the Replacement Aircraft in the name of the Company (or any Lessee as lessee if the Aircraft to be replaced had been so registered immediately prior to such substitution) shall have been duly made with the FAA or the relevant body or agency of the jurisdiction then applicable to the registration of the Airframe to be replaced;

               (v) The Collateral Agent shall have received evidence satisfactory to it with respect to the matters covered by subparagraphs (iii) and (iv) above;

               (vi) The Collateral Agent shall, at the expense of the Company, have received (A) an opinion addressed to the Collateral Agent, reasonably satisfactory in form and substance to the Collateral Agent, from Cadwalader, Wickersham & Taft or other counsel selected by the Company and reasonably satisfactory to the Collateral Agent to the effect that (x) the Replacement Aircraft, has or have been made subject to the Lien of this Mortgage and (y) all required action has been taken in order to maintain, and such action shall maintain, the effectiveness and priority of the interests in the Collateral which the Mortgage purports to create and (B) an opinion of qualified FAA counsel or, if applicable, qualified local counsel in the jurisdiction where the Aircraft to be replaced is registered, in either case addressed to the Collateral Agent and in form and substance satisfactory to the Collateral Agent, respecting the due recordation of the Mortgage Supplement as a first priority Lien respecting such Replacement Aircraft, the registration of the ownership thereof and freedom from Liens of record (other than Permitted Liens);

               (vii) The Company shall have delivered to the Collateral
          Agent (A) a copy of the original bill of sale respecting such Replacement Aircraft, and (B) appropriate instruments assigning to the Collateral Agent the benefits, if any, of all manufacturer's and vendor's warranties generally available and permitted to be assigned by the Company with respect to such Replacement Aircraft.

               (viii) The Collateral Agent shall have received evidence satisfactory to the Collateral Agent as to the due compliance with
          Section 3.6 hereof with respect to the Replacement Aircraft; and

               (ix) The following statement shall be true and the Collateral Agent shall have received an Officer's Certificate of the Company, dated the date of such substitution, stating that each of the conditions specified in this paragraph (III) with respect to such Replacement Aircraft, and any comparable provisions of any lease permitted hereby to which such Aircraft is subject, have been satisfied."

          2. Section 7.12(a) of the First Aircraft Mortgage Agreement is hereby amended by deleting the last sentence thereof and inserting in lieu thereof the following new sentence:

               "As used in this Mortgage, "Termination Date" shall mean the earlier to occur of (x) the Temporary Amendment Expiry Date which shall only be deemed to occur if the conditions set forth in paragraph 3 of the Temporary Amendment as such paragraph 3 is amended by the Amendment and Consent to the Credit Agreement, dated as of November 12, 1998 are satisfied and
          (y) the first date upon which the Total Commitment and all Letters of Credit have been terminated, no Note is outstanding (and all Loans have been paid in full) and all other Obligations then owing have been paid in full."

          3. Appendix A to the First Aircraft Mortgage Agreement is hereby amended by deleting the definitions of Aircraft, Airframe and Replacement Airframe appearing therein and inserting the following new definitions in lieu thereof:

               " 'Aircraft' means each of the Airframes (or any airframes which are part of any Replacement Aircraft substituted therefor pursuant to
     Section 3.4 or 3.5 of the Mortgage) together with the Engines (if any) installed thereon (or any Replacement Engines substituted for said Engines pursuant to Section 3.4 of the Mortgage), whether or not any of such initial or substitute Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft."

               " 'Airframes' means each of the airframes described in Section 2.1(a) of the Mortgage together with any and all Parts (other than Engines or engines), and any airframes which are part of any Replacement Aircraft that may from time to time be substituted pursuant to Section 3.4 or 3.5 of the Mortgage; so long as the same shall be incorporated or installed therein or attached thereto."

               " 'Replacement Airframe' means an aircraft (except Engines or engines from time to time installed thereon) which shall have been made subject to the Lien of the Mortgage pursuant to Section 3.4 or 3.5 thereof."

          4. This Amendment is limited precisely as written and shall not be deemed to be a modification, acceptance or waiver of any other term, condition or provision of the First Aircraft Mortgage Agreement or any of the instruments or agreements referred to therein.

          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          7. This Amendment shall become effective for all purposes on the date (the "Amendment Effective Date") when the Company and the Collateral Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Collateral Agent at its Notice Office.

          8. From and after the Amendment Effective Date all references in any Credit Document to the First Aircraft Mortgage Agreement shall be deemed to be references to such First Aircraft Mortgage Agreement as amended hereby.

                                *      *      *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment to the First Aircraft Mortgage Agreement as of the date first above written.


                                        NORTHWEST AIRLINES, INC.

                                        By:  /s/ Rolf S. Andresen
                                           ------------------------------------
                                           Name:  Rolf S. Andresen
                                           Title: Vice President Finance and
                                                  Chief Accounting Officer

                                        BANKERS TRUST COMPANY
                                          as Collateral Agent

                                        By:  /s/ Robert R. Telesca
                                           ------------------------------------
                                           Name:  Robert R. Telesca
                                           Title: Assistant Vice President